Exhibit 1.1

DEALER MANAGER AGREEMENT

June 25, 2012

J. P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

                         Incorporated

One Bryant Park

New York, New York 10036

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

1. Sonic Automotive, Inc., a Delaware corporation (the “Company”), plans to make an offer to exchange (the “Exchange Offer”) shares (the “Exchange Securities”) of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”) and an amount in cash, for the Company’s issued and outstanding 5.0% Convertible Senior Notes due 2029 (the “Existing Securities”), on the terms and subject to the conditions set forth in the Prospectus (as defined below), a copy of which is attached hereto as Exhibit A, and the Letter of Transmittal (the “Letter of Transmittal”) relating to the Exchange Offer, a copy of which is attached hereto as Exhibit B.

2. The Company hereby appoints J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC to act as its exclusive dealer managers (each a “Dealer Manager” and, collectively, the “Dealer Managers” or “you”) and authorizes you to act as such in connection with the Exchange Offer. As a Dealer Manager, you each agree, upon the terms and subject to the conditions of this Agreement and upon reliance on the representations and warranties and agreements of the Company contained herein and in accordance with the terms and conditions set out in the Exchange Offer Materials (defined below), in accordance with your firm’s customary practice, to perform those services in connection with the Exchange Offer as are customarily performed by you in connection with exchange offers of like nature. The parties acknowledge and agree that each Dealer Manager may perform certain of its services through its affiliates and any of its affiliates performing services hereunder shall be entitled to the benefits and be subject to the terms and conditions of this Agreement.

3. You shall have no liability (in tort, contract, or otherwise) to the Company or any other person for any losses, claims, damages, liabilities, or expenses arising from your engagement or services as a Dealer Manager hereunder or otherwise in connection with the Exchange Offer, except to the extent that any such losses, claims, damages, liabilities, or expenses are determined by final and nonappealable judgment of a court of competent jurisdiction to have resulted from your gross negligence, bad faith or willful misconduct. You shall act as an independent contractor, and nothing herein contained shall constitute you an agent of the Company or any other person in connection with the Exchange Offer.

4. The Company acknowledges and agrees that: (i) the terms of this Agreement are arm’s-length commercial transactions between the Company, on the one hand, and the Dealer Managers, on the other; (ii) in connection therewith, the Dealer Managers are not acting as a fiduciary of the Company; (iii) the Dealer

Managers have not assumed any agency or fiduciary responsibilities in favor of the Company with respect to the Exchange Offer or the process leading thereto (irrespective of whether any Dealer Manager has advised or is currently advising the Company on other matters) or any other obligation to the Company with respect to the Exchange Offer except the obligations expressly set forth in this Agreement; (iv) the Dealer Managers may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Dealer Managers have no obligation to disclose any of such interest by virtue of any fiduciary relationship; and (v) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.

5. (a) The Company has prepared and filed, or agrees that prior to or on the date of the commencement of the Exchange Offer (the “Commencement Date”) it will file, with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “1933 Act”), a registration statement on Form S-4, including a preliminary prospectus, covering the registration of the Exchange Securities (including any documents incorporated by reference in such preliminary prospectus and as supplemented or amended from time to time prior to the effectiveness of the Registration Statement (as defined below), the “Preliminary Prospectus”). The term “Registration Statement,” as used in this Agreement, shall mean such registration statement, including the exhibits thereto and any documents incorporated by reference therein, in the form in which it becomes effective and, in the event of any amendment or supplement thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the 1933 Act relating thereto and any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) of the 1933 Act after the effective date of such registration statement, shall also mean such registration statement as so amended or supplemented, together with any such abbreviated registration statement. The final prospectus included in the Registration Statement (including any documents incorporated in the Prospectus by reference) at the time it becomes effective or is first filed pursuant to Rule 424(b) under the 1933 Act is herein called the “Prospectus,” except that if the final prospectus furnished to the Dealer Managers for use in connection with the Exchange Offer differs from the prospectus set forth in the Registration Statement (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term “Prospectus” shall refer to the final prospectus furnished to the Dealer Managers for such use. Any reference herein to the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 11 of Form S-4 which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “1934 Act”), on or before the filing of the Pre-Effective Registration Statement, the effective date of the Registration Statement (the “Effective Date”) or the issue date of the Preliminary Prospectus or the Prospectus, as the case may be. The terms “supplement” and “amendment” or “supplemented” and “amended” as used herein with respect to the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus or the Prospectus shall include the filing of any document under the 1934 Act after the initial filing of the Pre-Effective Registration Statement, the Effective Date or the issue date of the Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b) The Company has prepared and filed, or agrees that prior to or on the Commencement Date it will file, with the Commission under the 1934 Act a Tender Offer Statement on Schedule TO with respect to the Exchange Offer, including the required exhibits thereto and any documents incorporated by reference therein. The term “Schedule TO” as used in this Agreement shall mean such Tender Offer Statement on Schedule TO, including any amendment or supplement thereto.

(c) The Registration Statement, the Preliminary Prospectus, the Prospectus, the Schedule TO, the related letters from the Dealer Managers to securities brokers, dealers, commercial banks, trust companies and other nominees, letters for use by brokers to clients holding Existing Securities, letters to beneficial owners of Existing Securities, letters of transmittal, notices of guaranteed delivery and any newspaper announcements, press releases and any other Exchange Offer materials and information the Company may use, prepare, approve, publicly disseminate, provide to registered or beneficial holders of Existing Securities or authorize for use in connection with the Exchange Offer are herein collectively referred to as the “Exchange Offer Materials.”

6. (a) The Exchange Offer Materials have been or will be prepared and approved by, and are the sole responsibility of, the Company. The Company shall, to the extent permitted by law, use its reasonable efforts to disseminate, or cause to be disseminated, the Exchange Offer Materials to each registered holder of any Existing Securities, as required, pursuant to Rule 13e-4 so as to fulfill all requirements thereof as to the commencement of the Exchange Offer not later than the date required under the 1934 Act and comply in all material respects with its obligations thereunder. Thereafter, to the extent practicable until the date three days prior to the expiration date of the Exchange Offer, the Company shall use its reasonable efforts to cause copies of such Exchange Offer Materials and a return envelope to be delivered to each person who becomes a holder of record of any Existing Securities prior to such date. The Company acknowledges and agrees that you may use the Exchange Offer Materials as specified herein without assuming any responsibility on your part for independent verification of any information therein and the Company represents and warrants to you that you may rely on the accuracy and completeness of all of the Exchange Offer Materials and any other information delivered to you by or on behalf of the Company in connection with the Exchange Offer without assuming any responsibility for independent verification of such information or without performing or receiving any appraisal and evaluation of the assets or liabilities of the Company.

(b) The Company agrees to furnish you, at its expense, with as many copies as you may reasonably request of the Exchange Offer Materials to be used by the Company in connection with the Exchange Offer. The Company agrees that, at a reasonable time prior to using or filing any Exchange Offer Materials with the Commission or with any other federal, state, or other governmental agency or instrumentality or court (“Other Agency”), including the Financial Industry Regulatory Authority (“FINRA”), it will submit copies of such materials to you and will give reasonable consideration to your and your counsel’s comments, if any, thereon. The Company agrees that a reasonable time prior to the termination of the Exchange Offer, before amending or supplementing the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus or the Prospectus, it will furnish copies of drafts to, and consult with, the Dealer Managers and the counsel for the Dealer Managers within a reasonable time in advance of filing with the Commission or Other Agency of any amendment or supplement to the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus, the Prospectus or the other Exchange Offer Materials. The Company agrees it will not file any such amendment or supplement to the Exchange Offer Materials which was not submitted to you in accordance with the immediately preceding sentence or if submitted to which you reasonably object. In the event that the Company uses or permits the use of, or files with the Commission or any Other Agency, any Exchange Offer Materials (i) which have not been submitted to you for your comments, or (ii) which have been so submitted and with respect to which you have made comments, but which comments have not resulted in a response satisfactory to you and your counsel to reflect your comments, then you shall be entitled to withdraw as a Dealer Manager in accordance with Section 13 below.

(c) The Company authorizes you to communicate with Global Bondholder Services Corporation, who has been engaged by the Company to serve as the exchange agent and Global Bondholder Services Corporation, who has been engaged to serve as the information agent, with respect to matters relating to the Exchange Offer (referred to as the “Exchange Agent” and the “Information Agent”, respectively). The Company will, or will cause the Exchange Agent to, advise you as necessary and at least daily as to the principal amount of Existing Securities that have been tendered pursuant to the Exchange Offer and such other matters in connection with the Exchange Offer as you may reasonably request. The Company will use its reasonable best efforts to cause you to be provided with lists or other records in such form as you may reasonably request showing the names and addresses of, and the principal amount of Existing Securities held by, the holders of Existing Securities as of a recent date and will use its reasonable best efforts to cause you to be advised from day to day during the period of the Exchange Offer as to any transfers of Existing Securities.

(d) The Company authorizes the Dealer Managers to use the Exchange Offer Materials in connection with the Exchange Offer and for such period of time as any such materials are required by law to be delivered in connection therewith. The Dealer Managers shall not have any obligation to cause any Exchange Offer Materials to be transmitted generally to the holders of Existing Securities.

(e) The Company agrees that any reference to a Dealer Manager in any Exchange Offer Materials or in any newspaper announcement or press release or other document or communication is subject to such Dealer Manager’s prior consent, which consent shall not be unreasonably withheld.

(f) The Company will promptly enter into customary arrangements with the Information Agent and the Exchange Agent.

7. The Company agrees to pay you, as compensation for your collective services as Dealer Managers in connection with the Exchange Offer, a fee of $5.00 for each $1,000 principal amount of Existing Securities validly tendered and accepted by the Company pursuant to the Exchange Offer. Of the fees payable, the Company shall pay 45%, 27.5% and 27.5% to each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, respectively. All fees and expenses payable under this Agreement are payable in U.S. dollars in immediately available funds. All fees, expenses and other payments under this Agreement shall be paid without giving effect to any withholding or deduction of any tax or similar governmental assessment.

8. In addition to your compensation for your services as financial advisor and a Dealer Manager, the Company agrees to pay (i) all fees and expenses relating to the preparation, filing, printing, mailing, and publishing of the Exchange Offer Materials, (ii) all costs of furnishing to you such copies of the Exchange Offer Materials as you may reasonably request, (iii) all fees and expenses paid by you or by brokers for customary mailing and handling expenses incurred in forwarding the Exchange Offer Materials, (iv) all fees and expenses of the registrar and transfer agent, the Information Agent and the Exchange Agent for the Existing Securities and the Exchange Securities, (v) all advertising charges, (vi) all filing fees applicable to the Exchange Offer, (vii) all fees and expenses of the Company’s independent public or certified public accountants and other advisors, (viii) all fees, costs and expenses incurred in connection with (i) the registration or qualification of the Common Stock under the laws of such jurisdictions as you may designate and (ii) any filing with FINRA, and (ix) all other fees and expenses in connection with the Exchange Offer, including those of any soliciting agent, information agent, or other person rendering services in connection therewith. The Company will also reimburse you for all documented out-of-pocket expenses incurred by you in connection with your services as a Dealer Manager, including the reasonable fees and expenses of your legal counsel. You will provide the Company, upon the Company’s request, with reasonable documentation supporting such out-of-pocket expenses. All other payments to be made by the Company pursuant to this Section 8 shall be made promptly against delivery to the Company of statements therefor. The Company shall perform its obligations set forth in this Section 8 whether or not the Exchange Offer is consummated.

9. The Company represents, warrants and agrees (i) on and as of the date on which the Exchange Offer is commenced, (ii) during the period of the Exchange Offer, (iii) on the expiration date of the Exchange Offer, and (iv) on and as of the date or dates on which the Existing Securities are exchanged pursuant to the Exchange Offer (the date on which the Existing Securities are accepted for purchase, the “Settlement Date”) that:

(a) The Pre-Effective Registration Statement, including the Preliminary Prospectus, has been prepared by the Company in conformity in all material respects with the requirements of the 1933 Act and has been or will, prior to commencement of the Exchange Offer, be filed with the Commission on the Commencement Date and is expected by the Company to become effective not later than the scheduled expiration date of the Exchange Offer; the Company will file such amendments to the Registration Statement, the Preliminary Prospectus and the Prospectus and such abbreviated registration statements pursuant to Rule 462(b) of the 1933 Act as may hereafter be required. No stop order refusing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Prospectus is in effect, and no proceedings for such purpose have been instituted or are pending before or are threatened by the Commission.

(b) (i) Upon commencement of the Exchange Offer, the Company will duly file with the Commission the Schedule TO pursuant to Rule 13e-4 promulgated by the Commission under the 1934 Act, a copy of which

Schedule TO (including the documents required by Item 12 thereof to be filed as exhibits thereto) in the form in which it is to be so filed has been or will be furnished to you; and (ii) any amendments to the Schedule TO and the final form of all such documents filed with the Commission or published, sent, or given to holders of Existing Securities will be furnished to you prior to any such amendment, filing, publication, or distribution.

(c) (i) The Exchange Offer Materials, including the Registration Statement, the Preliminary Prospectus and the Schedule TO, comply and, as amended or supplemented, if applicable, will comply, in all material respects, with the 1933 Act, the 1934 Act, the various state securities or “blue sky” laws and state “takeover” statutes (collectively, “State Statutes”), (ii) the Registration Statement, when it becomes effective, will not contain and as amended or supplemented thereafter, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) none of the Exchange Offer Materials contains, and, as amended or supplemented, if applicable, will contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the Company makes no representation or warranty with respect to any statement contained in, or any omission from, the Exchange Offer Materials, as amended or supplemented, if applicable, made in reliance upon and in conformity with written information furnished to the Company by you for use in the Exchange Offer Materials it being agreed that the only information so provided is the names and contact information of the Dealer Managers on the front and back covers of the Preliminary Prospectus and the Prospectus (the “Dealer Manager Information”).

(d) Any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Exchange Offers (each, an “Issuer Free Writing Prospectus”) does not and will not conflict with the information contained in the Pre-Effective Registration Statement, Registration Statement, Preliminary Prospectus or the Prospectus that has not been superseded or modified; each Issuer Free Writing Prospectus, in each case as supplemented by and taken together with the Registration Statement or the Prospectus, did not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Dealer Manager Information.

(e) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement becomes effective, (b) at the time the Prospectus was first used and (c) at the Settlement Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Ernst and Young LLP, who has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the 1933 Act.

(g) The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Preliminary Prospectus and the Prospectus comply in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby except as otherwise noted therein, and any supporting schedules included or incorporated by reference in the Preliminary Prospectus and the Prospectus present fairly in all material respects the information required to be stated therein; and the other financial information of the Company and its consolidated subsidiaries included or incorporated by reference in the Preliminary Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Preliminary Prospectus and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Preliminary Prospectus and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of the Exchange Securities pursuant to the Exchange Offer or upon exercise of stock options and warrants described as outstanding in, and the grant or vesting of options and awards under existing equity incentive plans described in, the Registration Statement, Preliminary Prospectus, the Prospectus and the documents incorporated by reference therein), material change in the short-term or long-term debt of the Company or any of its subsidiaries (other than the issuance of new senior subordinated notes, the proceeds of which are to be used to fund the cash consideration for the Exchange Offer), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; (ii) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting, individually or in the aggregate, the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole (any such change or development is called a “Material Adverse Change”); (iii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (other than those in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole (other than those in the ordinary course of business); and (iv) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or governmental or regulatory authority, except in the case of clauses (i) through (iv) as otherwise disclosed in or incorporated by reference into the Preliminary Prospectus and the Prospectus or furnished in the Company’s SEC filings.

(i) The Company and each of its subsidiaries have been duly organized and are validly existing and, if applicable, in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any Significant Subsidiary other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “Form 10-K”). As used herein, “Significant Subsidiary” shall mean a consolidated dealership subsidiary of the Company that produced more than 2% of the Company’s total revenues for the year ended December 31, 2011.

(j) The Company has an authorized capital stock as set forth in the Preliminary Prospectus and the Prospectus under the heading “Capitalization” and all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights.

(k) The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and all action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement and the consummation by it of the Exchange Offer and all other actions contemplated in the Exchange Offer Materials has been duly and validly taken.

(l) This Agreement has been duly authorized, executed, and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms.

(m) The descriptions in or incorporated by reference into the Preliminary Prospectus and the Prospectus of the Existing Securities and the Exchange Securities are complete and accurate in all material respects.

(n) The Exchange Securities have been duly authorized for issuance in connection with the Exchange Offer pursuant to its terms, and, when issued and delivered by the Company as provided in the Exchange Offer Materials, will be validly issued, fully paid and non assessable; such Exchange Securities conform in all material respects to all statements relating thereto contained in or incorporated by reference into the Preliminary Prospectus, the Prospectus and the Exchange Offer Materials and such description conforms in all material respects to the rights set forth in the instruments defining the same; and such Exchange Securities are not subject to the preemptive or other similar rights of any securityholder of the Company.

(o) Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any applicable law or statute or any applicable judgment, order, rule or regulation of any court or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(p) The execution and delivery by the Company of this Agreement, and performance by the Company of its obligations hereunder and consummation by the Company of the transactions contemplated hereby and by the Exchange Offer Materials will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any applicable law or statute or any applicable judgment, order, rule or regulation of any court or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, Debt Repayment Triggering Event, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(q) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers or contractors, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

(r) Except as described in or incorporated by reference into the Preliminary Prospectus and the Prospectus, there are no legal, governmental or regulatory investigations (as to which the Company has been given notice), actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; no such investigations (without giving effect to the notice qualifier set forth above), actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the 1933 Act or 1934 Act, as applicable, to be described in the Registration Statement that are not so described in or incorporated by reference in the Registration Statement and (ii) there are no statutes, regulations or contracts or other documents that are required under the 1933 Act to be filed as exhibits to the Form 10-K or described in the Form 10-K or in a registration statement on Form S-1 that are not so filed as exhibits to the Form 10-K or described in the Form 10-K or the Registration Statement.

(s) The Company and its subsidiaries own, possess or license adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as currently proposed to be conducted except as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, the conduct of the respective businesses of the Company and its subsidiaries will not conflict with any of the foregoing valid rights of others except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have not received any written notice of any claim of infringement, misappropriation or conflict with any such valid rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(t) No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the consummation of the Exchange Offer or the other transactions described in the Exchange Offer Materials by the Company, including but not limited to the issuance of and delivery of the Exchange Securities, except for those which have been obtained, and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under 1933 Act or state securities laws or by the FINRA.

(u) Neither the Company, its subsidiaries nor, to knowledge of the Company, any other affiliate of the Company has taken nor will take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the distribution of the Exchange Securities in the Exchange Offer.

(v) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in or incorporated by reference into the Preliminary Prospectus and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in or incorporated by reference into the Preliminary Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course except where any such revocation, modification or non-renewal would not, individually or in the aggregate, have a Material Adverse Effect.

(w) The Company and its subsidiaries have good and marketable title in fee simple (in the case of owned real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) are described in or incorporated by reference into the Preliminary Prospectus and the Prospectus.

(x) Except as described in or incorporated by reference into the Registration Statement and except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and its subsidiaries (a) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice and (d) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries; (iii) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party; (iv) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials; and (v) none of the Company and its subsidiaries anticipates capital expenditures relating to any Environmental Laws; and (vi) there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or would reasonably be expected to be liable) at, on, under or from (A) any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries or (B) any other property or facility, in each case in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected, individually or in the aggregate, to result in liability under any Environmental Law. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(y) There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement (other than, for the avoidance of doubt, the registration rights granted in connection with the issuance of the new senior subordinated notes, the proceeds of which are to be used to fund the cash consideration for the Exchange Offer).

(z) The Company and its subsidiaries are insured by insurers of nationally recognized financial responsibility against such losses and risks and in such amounts as are prudent in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at a cost that would not, individually or in the aggregate, have a Material Adverse Effect. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied except, if such a denial has occurred, for insurance coverage which the Company or the subsidiary, as applicable, was able to obtain from other insurers at a cost that did not and is not reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(aa) The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that relates to the Company and its subsidiaries and complies with the requirements of the 1934 Act and has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Preliminary Prospectus and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Based on the Company’s most recent evaluation of internal control over financial reporting, there are no material weaknesses in the Company’s internal control over financial reporting and the Company has corrected the material weakness which is disclosed in the Offering Memorandum. None of the significant deficiencies identified in connection with the Company’s prior audit should be deemed to be material weaknesses. As of and when required by Section 302 of the Sarbanes Oxley Act, the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(bb) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act) that relates to the Company and its subsidiaries and complies with the requirements of the 1934 Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The evaluations of the effectiveness of the Company’s disclosure controls and procedures have been carried out as of and on the dates required by Rule 13a-15 of the 1934 Act.

(cc) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Existing Securities.

(dd) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the

Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ee) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in such jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff) The Company is in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”).

(gg) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate (other than an affiliate solely by reason that it is under common control with the Company) of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of Commerce or the U.S. Department of State (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions.

(hh) The Company is not and, after giving effect to the consummation of the Exchange Offer, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(ii) The Company has not and will do anything in connection with the Exchange Offer that violates Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(jj) All written communications, in addition to the Schedule TO, made during the period from the first public announcement and to the earlier of either the expiration date or the Settlement Date of the Exchange Offer have been or will be filed with the Commission in accordance with the 1934 Act and the Commission’s rules and regulations including Rule 13e-4 under the 1934 Act.

(kk) The Company will file a listing application and all required supporting documents with respect to the Exchange Securities with the New York Stock Exchange (the “NYSE”) and take further actions as are necessary to arrange for the listing of such Exchange Securities on the NYSE as promptly as is reasonably practicable.

(ll) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the 1933 Act to be described in a registration statement on Form S-1 and that is not so described in or incorporated by reference in the Preliminary Prospectus and the Prospectus.

(mm) The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed (taking into account applicable extensions) all tax returns required to be paid or filed through the date hereof (except those being disputed in good faith and for which adequate reserve has been established and maintained and those which the failure to pay or file would not reasonably be expected to have a Material Adverse Effect); and except as otherwise disclosed in or incorporated by reference into the Preliminary Prospectus and the Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except for such tax deficiencies that would not reasonably be expected to have a Material Adverse Effect.

(nn) (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of the Company’s controlled group of corporations or is under common control with the Company within the meaning of Sections 414(b) or (c) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that would not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that would reasonably be expected to result in a material liability to the Company or its subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or would reasonably be expected to result, in material liability to the Company or its subsidiaries; (vi) neither the Company nor any member of its Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that would reasonably be expected to result in material liability to the Company or its subsidiaries. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made by the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the “accumulated post-retirement benefit obligations” of the Company and its subsidiaries (within the meaning of Statement of Financial Accounting Standards No. 106, as amended) compared to the amount of such obligations as of the Company’s most recently completed fiscal year.

(oo) Except as disclosed in or incorporated by reference into the Preliminary Prospectus and the Prospectus, no supplier of merchandise to the Company or any of the Subsidiaries has ceased shipments of merchandise to the Company or any of the subsidiaries, other than in the normal and ordinary course of business consistent with past practices, which cessation would result in a Material Adverse Effect.

(pp) Except as disclosed in or incorporated by reference into the Preliminary Prospectus and the Prospectus, each franchise agreement, in each case between a subsidiary and the applicable manufacturer has been duly authorized by the Company and such subsidiaries, and, as of the Settlement Date, the Company shall have obtained all consents, authorizations and approvals from the manufacturers required to consummate the transactions contemplated hereby or by the Exchange Offer Materials.

Any certificate signed by an officer of the Company and delivered to the Dealer Managers or to counsel for the Dealer Managers shall be deemed to be a representation and warranty by the Company to each Dealer Manager as to the matters set forth therein.

10. The Company covenants and agrees with the Dealer Managers:

(a) To use its reasonable efforts to cause the Registration Statement, and any amendment thereof, to become effective as soon as possible but no later than the expiration date of the Exchange Offer; to promptly advise the Dealer Managers in writing (i) of the receipt of any comments from the Commission relating to the Exchange Offer, (ii) when the Registration Statement, any post-effective amendment to the Registration Statement or any abbreviated Registration Statement shall have become effective, or any supplement to the Preliminary Prospectus, the Prospectus or any amended Prospectus or any amended or additional Exchange Offer Materials shall have been filed, (iii) of any request by the Commission or any Other Agency to amend the Registration Statement or amend or supplement the Preliminary Prospectus, the Prospectus or the other Exchange Offer Materials or for additional information relating to the Exchange Offer and (iv) of (A) the issuance of any stop order, injunction, restraining order or denial of any application for approval refusing or suspending the use of any of the Exchange Offer Materials or any qualification of the Exchange Securities for offering or sale in connection with the Exchange Offer in any jurisdiction, (B) the institution or threatening of any proceedings, litigation or investigation for any of such purposes by or before the Commission or any Other Agency, (C) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which would reasonably be expected to (x) cause the Company to withdraw, rescind, terminate or modify the Exchange Offer, (y) require the making of any change in any of the Exchange Offer Materials then being used, or (z) (other than with respect to invalid tenders, the minimum tender condition not being satisfied and the condition of the closing of the new senior subordinated notes offering not being satisfied) cause the Company to exercise any right not to accept Existing Securities tendered pursuant to the Exchange Offer (and the Company will so advise the Dealer Managers before such rights are exercised), or (D) the institution of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or the threatening or initiation of any proceedings for any such purposes. The Company will use its reasonable efforts to prevent the issuance of any such stop order, the issuance of any order preventing or suspending such use and the suspension of any such qualification and, if any such order is issued or qualification suspended, to obtain the lifting of such order or suspension at the earliest practicable time.

(b) To comply with the 1933 Act, the 1934 Act in connection with the Exchange Offer, the Exchange Offer Materials and the transactions contemplated hereby and thereby, as applicable. If, at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with the Exchange Offer, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Dealer Managers or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus or any other Exchange Offer Materials in order that the Prospectus or such other Exchange Offer Materials will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Prospectus or such other Exchange Offer Materials, in the light of the circumstances under which they were made, not misleading or if, in the reasonable opinion of either such counsel, it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus or any other Exchange Offer Materials to comply with the requirements of the 1933 Act or 1934 Act, the Company will promptly prepare, file with the Commission, and furnish, at their own expense, to the Dealer Managers and to the dealers (whose names and addresses will be furnished to the Company by the Dealer Managers) by which Existing Securities may have been tendered for exchange, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus or such other Exchange Offer Materials comply with such requirements.

(c) During such period beginning on the date hereof and ending on such date as, in the opinion of counsel for the Dealer Managers, the Prospectus is no longer required by law to be delivered in connection with the Exchange Offer, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act in the manner and within the time periods required by the 1934 Act.

(d) To cooperate with the Dealer Managers and Dealer Managers’ counsel to qualify or register the Exchange Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Dealer Managers; to comply with such laws and continue such qualifications, registrations and exemptions in effect so long as required for the consummation of the Exchange Offer; and in each jurisdiction in which such Exchange Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement; provided that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

(e) The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Dealer Managers the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(f) To use its reasonable efforts to advise or cause the Exchange Agent to advise the Dealer Managers at 5:00 P.M., New York City time, or promptly thereafter, daily (or more frequently if requested), by telephone or facsimile transmission, with respect to Existing Securities tendered for exchange as follows: (i) the aggregate principal amount of Existing Securities validly tendered and represented by certificates physically held by the Exchange Agent or confirmations of receipt of book-entry transfer of the Exchange Securities pursuant to the procedures set forth in the Exchange Offer Materials on such day, (ii) the aggregate principal amount of Existing Securities properly withdrawn on such day, and (iii) the cumulative totals of the principal amount of Exchange Securities in categories (i) and (ii) above.

(g) The Company will cause all Existing Securities accepted in the Exchange Offer to be cancelled.

(h) The Company will cooperate with the Dealer Managers to permit the Exchange Securities to be eligible for clearance and settlement through the Depository Trust Company.

11. Unless waived by you, your obligation to act as Dealer Managers hereunder shall at all times be subject, in your discretion, to the conditions that:

(a) All representations and warranties of the Company contained herein will be true and correct as of the Commencement Date and as of the Settlement Date.

(b) (i) On the Commencement Date, the Dealer Managers shall have received from Ernst & Young LLP (“E&Y) a comfort letter dated the Commencement Date, in form and substance satisfactory to the Dealer Managers, covering the financial information included or incorporated by reference in the Preliminary Prospectus and other customary matters; (ii) on the date that is 15 days following the Commencement Date, the Dealer Managers shall have received from E&Y a comfort letter dated as of such date, in form and substance satisfactory to the Dealer Managers, covering the financial information included or incorporated by reference in the Preliminary Prospectus, including the financial information in the Company’s Form 10-Q/As for each of the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011, each filed with the Commission on March 5, 2012; (iii) on the date of the Company’s filing of a Form 8-K with the release of its earnings for the second quarter of 2012, or on a date shortly thereafter, the Dealer Managers shall have received from E&Y a comfort letter dated as of such date, in form and substance satisfactory to the Dealer Managers, covering the financial information included or incorporated by reference in the Preliminary Prospectus or Prospectus, including the information in such Form 8-K; and (iv) on the Settlement Date, the Dealer Managers shall have received from E&Y a comfort letter dated the Settlement Date, in form and substance satisfactory to the Dealer Managers, covering the financial information included or incorporated by reference in the Prospectus and other customary matters.

(c) The Company shall have filed the Registration Statement with the Commission not later than the date hereof and the Registration Statement shall become effective prior to the expiration date of the Exchange Offer.

(d) No stop order refusing or suspending the effectiveness of the Registration Statement or any post-effective amendment shall have been issued or be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission and any request for additional information shall have been complied with to the reasonable satisfaction of the Dealer Managers’ counsel.

(e) Since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement (exclusive of any amendment thereof after the date hereof other than those to which the Dealer Managers have not objected or have consented, as applicable, pursuant to Section 6 hereof), the Preliminary Prospectus (exclusive of any supplement thereto after the date hereof other than those to which the Dealer Managers have not objected or have consented, as applicable, pursuant to Section 6 hereof) or any other Exchange Offer Materials (exclusive of any supplement thereto after the date hereof other than those to which the Dealer Managers have not objected or have consented, as applicable, pursuant to Section 6 hereof), there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(f) There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act.

(g) On each of the Commencement Date and the Settlement Date, the Dealer Managers shall have received a written certificate executed by the Vice Chairman and Chief Financial Officer of the Company and the President, General Counsel, Chief Accounting Officer or Treasurer of the Company, dated as of the Commencement Date and the Settlement Date, respectively, to the effect that Section 11(f) hereof, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the Commencement Date and the Settlement Date, as the case may be, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 9 hereof are true and correct with the same force and effect as though expressly made on and as of the Commencement Date and the Settlement Date, as the case may be; and

(ii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Commencement Date and Settlement Date, as the case may be.

(h) On each of the Commencement Date and the Settlement Date, the Dealer Managers shall have received a written certificate executed by the Vice Chairman and Chief Financial Officer of the Company dated as of the Commencement Date and the Settlement Date, respectively, with respect to certain financial matters as may be reasonably requested by the Dealer Managers.

The Company will also furnish to the Dealer Managers with such executed or conformed copies of such opinions, certificates, letters and documents as the Dealer Managers may reasonably request.

The Company shall have furnished to the Dealer Managers on each of the Commencement Date and the Settlement Date such additional certificates, opinions or other documents as the Dealer Managers shall reasonably request (including additional certificates of officers of the Company) as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, and as to the other conditions concurrent and precedent to your obligations hereunder.

(i) On the Commencement Date and the Settlement Date, the Dealer Managers shall have received the favorable opinion of Dykema Gossett PLLC, counsel to the Company, dated as of the Commencement Date and the Settlement Date, respectively, substantially in the form and substance reasonably satisfactory to the counsel for the Dealer Managers.

(k) On the Commencement Date and the Settlement Date, the Dealer Managers shall have received the favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Dealer Managers, dated as of the Commencement Date and the Settlement Date, respectively, with respect to such matters as may be reasonably requested by the Dealer Managers.

12. The Company hereby agrees to indemnify and hold harmless you and your affiliates, and the respective directors, officers, and employees of you and each other entity or person, if any, controlling you (within the meaning of the 1933 Act and 1934 Act) or any such affiliates (you and each such entity or person being referred to as an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof), and to reimburse you and any other Indemnified Person for all expenses (including, without limitation, reasonable fees and disbursements of counsel) incurred by you or any such other Indemnified Person in connection with investigating or defending any such action, claim, or proceeding, whether or not in connection with pending or threatened litigation to which you (or any other Indemnified Person) or the Company or any of its securityholders is a party, in each case as such expenses are incurred or paid, (a) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the documents used in connection with the Exchange Offer, including, without limitation, the Exchange Offer Materials or any of the documents referred to therein furnished or made available by the Company, directly, through the Dealer Managers or otherwise, or any omission or alleged omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, or (ii) any withdrawal or termination by the Company of, or failure by the Company to make or consummate, the Exchange Offer or any other failure on the Company’s part to comply with the terms and conditions contained in the Exchange Offer Materials or (iii) any breach by the Company of any representation or warranty or failure to comply with any of the agreements contained herein, or (b) otherwise arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with the Exchange Offer or your role in connection therewith; except in the case of clause (b) above to the extent that any such loss, claim, damage, liability, or expense that is determined by final and nonappealable judgment of a court of competent jurisdiction to have resulted from your gross negligence, bad faith or willful misconduct and except in the case of clauses (a)(i) and (b) above for any such loss, claim, damage, liability, or expense which arises out of or is based upon (A) any untrue statement of a material fact contained in the Exchange Offer Materials, or (B) any omission to state in the Exchange Offer Materials a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, if in any such case such statement or omission was made in reliance upon and in conformity with information relating to you furnished in writing by you to the Company for use therein. The foregoing indemnity shall be in addition to any liability which the Company might otherwise have to you and such other Indemnified Persons.

Upon receipt by an Indemnified Person of actual notice of a claim, action, or proceeding against such Indemnified Person in respect of which indemnity may be sought under this Section 12, such Indemnified Person shall promptly notify the Company with respect thereto. In addition, an Indemnified Person shall promptly notify the Company after any action is commenced (by way of service with a summons or other legal process giving information as to the nature and basis of the claim) against such Indemnified Person. In any event, failure to so notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise, except to the extent the Company shall have been materially prejudiced by such failure. The Company will, if requested by an Indemnified Person, assume the defense of any litigation or proceeding in respect of which indemnity may be sought under this Section 12, including the employment of counsel reasonably satisfactory to you and the payment of the reasonable fees and expenses of such counsel, in which event, except as provided below, the Company shall not be liable for the fees and expenses of any other counsel retained by any Indemnified Person in connection with such litigation or proceeding. In any such litigation or proceeding the defense of which the Company shall have so assumed, any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Company and such Indemnified Person shall have mutually agreed in writing to the retention of such counsel and that the Company will pay the expenses of such counsel, or (ii) representation of both parties by the same counsel would, in the opinion of counsel to such Indemnified Person, be inappropriate due to actual or potential conflicting interests between the Company and such Indemnified Person. The Company shall not be liable for any settlement of any litigation or proceeding effected without its written consent, which will not be unreasonably witheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgment for which the Indemnified Person would be entitled to indemnification under this Section. The Company will not settle any claim, action, or proceeding in respect of which indemnity was or could reasonably expected to have been sought under this Section 12, whether or not any Indemnified Person is an actual or potential party to such claim, action, or proceeding, without your written consent, which shall not be unreasonably withheld.

If the indemnity provided for in the foregoing paragraphs of this Section 12 is unavailable to an Indemnified Person in respect of any losses, claims, damages, liabilities, or expenses referred to therein, then the Company, in lieu of indemnifying such Indemnified Person, agrees to contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and by you from the Exchange Offer, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing clause (i), but also the relative fault of the Company and of you in connection with the statements, actions, or omissions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and by you shall be deemed to be in the same proportion as (i) the maximum aggregate value of the consideration proposed to be paid by the Company for the purchase of Existing Securities pursuant to the Exchange Offer, bears to (ii) the maximum aggregate fee proposed to be paid to you pursuant to Section 7 hereof. The relative fault of the Company and of you (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company or by you and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission, and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or by you and the parties’ relative intent, knowledge, access to information, and opportunity to prevent such action or omission.

The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities, or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. To the extent permitted by applicable law, in no event shall a Dealer Manager be required to contribute any amount which, in the aggregate, exceeds the aggregate fees received by such Dealer Manager under this Agreement.

13. This Agreement shall be subject to termination in the absolute discretion of the Dealer Managers, by written notice to the Company, if at any time prior to such time (a) the Company uses or permits the use of, or files with the Commission or any Other Agency, any Exchange Offer Materials (i) which have not been submitted to you for your comments, or (ii) which have been so submitted and with respect to which you have made comments, but which comments have not resulted in a response satisfactory to you and your counsel to reflect your comments, (b) the Company shall have breached any of its representations, warranties, agreements or covenants herein, (c) the Exchange Offer is terminated or withdrawn for any reason, (d) the Company amends or revises the Exchange Offer in a manner not reasonably acceptable to the Dealer Managers or (e) this Agreement is terminated by mutual consent of the parties hereto.

The Company may terminate this Agreement, by notice to the Dealer Managers, if (i) the Exchange Offer is terminated or expires in accordance with its terms or (ii) a Dealer Manager breaches any of its obligations hereunder in any material respect (as it applies to such Dealer Manager).

14. The provisions of Sections 3, 4, 7, 8, 9, 12, 15, 16, 17, 18, 19 and 20 hereof and this Section 14 shall remain operative and in full force and effect regardless of (a) any failure by the Company to commence, or the withdrawal, termination or consummation of, the Exchange Offer, (b) any investigation made by or on behalf of any party hereto or any Indemnified Person, (c) any withdrawal by you pursuant to Section 6 hereof, or (d) any termination of this Agreement (subject in the case of Section 8, to the extent such expenses accrued on or prior to the date of such termination or withdrawal and subject in the case of Section 7, with respect to a withdrawal or termination by the Dealer Managers, only to the extent such fees accrued on or prior to the date of termination or withdrawal).

15. In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect.

16. This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Company, you and the other Indemnified Persons, and their respective successors. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

18. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

19. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

20. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally to the parties hereto as follows:

(a)	If to the Dealer Managers:

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park New York, New York 10036
Attention: John Servidio, Assistant General Counsel

Wells Fargo Securities, LLC
301 S. College Street
Charlotte, North Carolina 28226
Attention: Marc Tunic

(b)	If to the Company:

Sonic Automotive, Inc.
4401 Colwick Road
Charlotte, North Carolina 28211
Attention: Stephen K. Coss

Please indicate your willingness to act as a Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement between us.

Very truly yours,

SONIC AUTOMOTIVE, INC.

By:	/s/ David P. Cosper
Name: David P. Cosper
Title: Vice Chairman and CFO

Accepted as of the date first above written:

J. P. MORGAN SECURITIES LLC

By:	/s/ Tim Oeljeschlager
Name: Tim Oelieschlager
Title: Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ David Scott
Name: David Scott
Title: Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Marc Tunick
Name: Marc Tunick
Title: Director

EXHIBIT A

PROSPECTUS

[Attached]

EXHIBIT B

LETTER OF TRANSMITTAL

[Attached]

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